Exhibit 10.13d - Form of Restricted Stock Unit Terms (three year vesting)
under the Ingevity Corporation 2016 Omnibus Incentive Plan

TERMS AND CONDITIONS

1.
Terms and Conditions: This grant of service-based restricted stock units is made under the Ingevity Corporation 2016 Omnibus Incentive Plan (the “Plan”), and is subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these terms and conditions (the “Terms and Conditions”) by reference. In the event of a conflict between one or more provisions of these Terms and Conditions and one or more provisions of the Plan, the provisions of the Plan shall govern. Each capitalized term not defined herein has the meaning assigned to such term in the Plan.

2.
Confirmation of Grant: Effective as of (Insert Grant Date) (the “Award Date”), Ingevity Corporation (the “Company”) granted the individual whose name is set forth in the notice of grant (the “Grantee”) service-based Restricted Stock Units with respect to a specified number of shares of Common Stock as set forth in the Grantee’s notice of grant (the “RSUs”). By accepting the RSUs, the Grantee acknowledges and agrees that the RSUs are subject to the Terms and Conditions and the terms of the Plan.

3.	Stockholder Rights:

a.
Except as provided in Section 3(b) below, the Grantee will not have any stockholder rights or privileges (including voting rights) with respect to the shares of Common Stock subject to the RSUs until such shares of Common Stock vest and are actually issued and registered in the Grantee’s name in the Company’s books and records.

b.
If the Company declares a cash dividend on its shares of Common Stock, on the payment date of the dividend, the Grantee shall be credited with dividend equivalents equal to the amount of such cash dividend per share of Common Stock multiplied by the number of shares of Common Stock subject to the RSUs. The dividend equivalents will be subject to the same terms regarding vesting and forfeiture as the RSUs and will be paid in cash at the times that the corresponding shares of Common Stock associated with the RSUs are delivered (or forfeited at the time that the RSUs are forfeited). Such cash payment will be subject to withholding for applicable taxes.

4.
Automatic Forfeiture: The RSUs (including any RSUs that have vested but not yet been settled) will automatically be forfeited and all rights of the Grantee to the RSUs shall terminate under any of the following circumstances:

a.	The Grantee’s employment is terminated by the Company for Cause.

b.
The Grantee’s employment is terminated for “Poor Performance,” which for purposes of these Terms and Conditions shall mean the continuing failure by the Grantee to perform the Grantee’s duties in any material respect, as determined in the sole discretion of the Company, provided, however, that the Grantee shall be given notice and an opportunity effectuate a cure as determined by the Company in its sole discretion.

c.	The Grantee breaches any restrictive covenant set forth on the attached Exhibit A or in any restrictive covenants agreement between the Grantee and the Company or an affiliate.

d.	The Committee requires recoupment of the RSUs in accordance with any recoupment policy adopted or amended by the Company from time to time.

5.
Restrictive Covenants: By accepting the RSUs, the Grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit A. If the Grantee has a written restrictive covenants agreement with the Company or one of its affiliates, the Grantee also agrees to continue to comply with the obligations under such Restrictive Covenants Agreement as a condition of grant of the RSUs.

6.	Transferability: The RSUs shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed.

7.
Vesting: The RSUs shall vest in three equal installments on each of (Insert 1st Installment Vesting Date), (Insert 2nd Installment Vesting Date) and (Insert 3rd Installment Vesting Date); provided that the Grantee continues to be employed by the Company through the applicable vesting date. Except as otherwise provided below, if a Grantee terminates employment prior to the applicable vesting date, any unvested RSUs shall be forfeited and all rights of the Grantee to the unvested RSUs shall terminate.

8.
Termination of Employment: If, following the first anniversary of the Award Date and prior to the applicable vesting date, (i) the Grantee’s employment is terminated by reason of death or Disability (as defined below), (ii) the Grantee’s employment is terminated (other than for Cause or Poor Performance) upon or following the date the Grantee reaches the Retirement Age (as defined below) or (iii) the Grantee’s employment is involuntarily terminated by the Company without Cause or Poor Performance, (A) a number of RSUs (rounded up to the nearest whole number) shall vest such that the ratio of (I) the total number of RSUs granted on the Award Date that have vested after giving effect to this provision to (II) the total number of RSUs granted on the Award Date equals the ratio of (I) the number of completed full months from the Award Date to the date of the Grantee’s termination of employment to (II) 36, and (B) any remaining portion of the RSUs shall be forfeited. The vested RSUs shall be settled as described in Section 11 below.

For purposes of these Terms and Conditions:

i.	“Retirement Age” means on or after age 55 (with 20 years of service) or 65; and

ii.	“Disability” means permanently and totally disabled under the terms of the Company’s qualified retirement plans.

9.
Leave of Absence: In the event that a Grantee is on an approved leave of absence, the Grantee’s RSUs shall continue to vest in accordance with these Terms and Conditions during his or her leave of absence, subject to the Committee’s discretion.

10.
Change in Control: In the event of a Change in Control, Section 14 of the Plan shall control and Section 14 of the Plan shall supersede Sections 7, 8, 9 and 10 of these Terms and Conditions; provided, however, in the event that, following a Change in Control in which the RSUs are assumed, the Grantee’s employment is terminated by reason of the Grantee’s death or Disability or the Grantee terminates employment upon or following reaching Retirement Age, the RSUs shall vest in full and be settled as provided in Section 11 of these Terms and Conditions.

11.
Settlement: Any RSUs not previously forfeited shall be settled by delivery of one share of Common Stock for each RSU being settled. The RSUs shall be settled as soon as practicable after the applicable vesting date (including without limitation for this purpose vesting upon the Grantee’s termination of employment as provided in Section 8 and Section 10), but in no event later than 60 days after the applicable vesting date. Notwithstanding the foregoing, to the extent that the RSUs are subject to Section 409A of the Internal Revenue Code, all such payments shall be made in compliance with the requirements of Section 409A of the Internal Revenue Code, including application of the six month settlement delay for any specified employee (as defined in Section 409A of the Internal Revenue Code) in the event of vesting as a result of a separation from service (as defined in Section 409A of the Internal Revenue Code).

12.
Tax Withholding: The Grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the RSUs. A Grantee may satisfy any tax withholding obligations arising settlement of the RSUs by (a) paying the cash necessary to satisfy the tax withholding by authorizing the Company to either deduct such amount from the Grantee’s brokerage account or withhold such amount through payroll, (b) authorizing the Company to withhold shares of Common Stock otherwise issuable as part of the RSUs, (c) tendering shares of Common Stock previously acquired to the Company, or (d) authorizing the Company to sell a portion of shares of Common Stock otherwise issuable as part of the RSUs in an amount necessary to generate sufficient cash to satisfy the tax withholding obligation. A grantee may satisfy any tax withholding obligations arising upon the lapse of any risk of forfeiture (including FICA due upon such lapse) as provided in clause (a) above or by authorizing the Company to accelerate the vesting and withholding of the number of shares of Common Stock subject to the RSUs required to satisfy such tax withholding obligation. If the Company receives no instruction from the Grantee, the tax withholding obligation shall be satisfied by withholding shares of Common Stock otherwise issuable in respect of the Grantee’s RSUs. Any share withholding shall not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and foreign tax liabilities.

13.
No Right to Continued Employment: The Grantee understands and agrees that these Terms and Conditions do not impact the right of the Company or any of its affiliates employing the Grantee to terminate or change the terms of the Grantee’s employment at any time for any reason, with or without cause. The Grantee understands and agrees that the Grantee’s employment with the Company or any of its affiliates is on an “at-will” basis.

14.	Captions: Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of these Terms and Conditions.

15.
Severability: In the event that any provision in these Terms and Conditions shall be held invalid or unenforceable for any reason, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of these Terms and Conditions.

Exhibit A
Restrictive Covenants
By accepting the RSUs, the Grantee agrees to comply with the following terms:
Confidential Information
(a)For purposes of these Terms and Conditions, the term “Confidential Information” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. Confidential Information includes, but is not limited to, information that qualifies as a trade secret under applicable law. The Grantee acknowledges that the Grantee’s relationship with the Company is one of confidence and trust such that the Grantee has in the past been, and may in the future be, privy to Confidential Information of the Company or its affiliates.
(a)
    The Grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.
Non-Solicitation
(a)    The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates, and during the 12 month period following the Grantee’s termination of employment for any reason (the “Restricted Period”), the Grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the Grantee or any other person or business entity for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, unless in each case, more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.
(b)    The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee shall not, either directly or indirectly:
(i)
    solicit or do business with, or attempt to solicit or do business with, any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the Grantee’s employment with the Company or its affiliates, or
(ii)
    encourage any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.
Non-Competition
(a)    The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee will not, without the Company’s express written consent, in any geographic area in which the Grantee had responsibility within the last two years prior to the Grantee’s termination of employment where the Company or its affiliates do business, in the same or similar capacity to the services the Grantee performed for the Company;
(i)    own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the Grantee was materially involved during the two years prior to the Grantee’s termination; or
(ii)    provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the Grantee was materially involved during the two years prior to the Grantee’s termination.
(b)    Notwithstanding the foregoing, the Grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.
Other Acknowledgements and Agreements
(a)    The Grantee acknowledges and agrees that in the event the Grantee breaches any of the covenants or agreements contained in this Exhibit A:
(i)    The Grantee shall forfeit the outstanding RSUs (including any RSUs that have vested but not yet been settled), and the outstanding RSUs shall immediately terminate, and
(ii)    The Company may in its discretion require the Grantee to return to the Company any cash or shares of Common Stock received upon distribution of the RSUs. The Committee shall exercise the right of recoupment provided in this section (b) within one year after the Company’s discovery of the Grantee’s breach of the covenants or agreements contained in this Exhibit A. In addition, in the event of a breach or threatened breach of the restrictions in this Exhibit A, the Company shall be entitled to preliminary and permanent injunctive relief, in addition to any other remedies available to it, to prevent such breach or threatened breach.
(b)    If any portion of the covenants or agreements contained in this Exhibit A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit A is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit A shall survive the termination of the RSUs.